CONTACT:          Dan King, Vice President of Finance
                  The Cherry Corporation
                  (847) 360-3541

                              FOR IMMEDIATE RELEASE

            CHERRY CORPORATION REPORTS RECORD SALES AND NET EARNINGS
                                FOR THIRD QUARTER

                  EXPECTS GREATER THAN NORMAL SEASONAL DECLINE
                            IN FOURTH QUARTER RESULTS

WAUKEGAN, IL. (December 17, 1998) -The Cherry Corporation (Nasdaq - CHERA & CHERB) today announced record sales and earnings for its fiscal third quarter ended November 30, 1998.

Sales for the third quarter were $131,187,000, the highest for any quarter in the company's history and up 9.2 percent from sales of $120,167,000 in last year's third quarter. Sales for the first nine months were $361,516,000, up 6.2 percent from sales of $340,478,000 a year earlier.

Net income for the third quarter was a record $8,190,000 up 31.7 percent from net income of $6,219,000 a year earlier. For the first nine months net income was $16,040,000, an increase of 26.5 percent over the net income of $12,683,000 reported for the first nine months of last year.

Diluted earnings per share of common stock for the third quarter were a record $.65 compared with $.49 a year earlier. For the first nine months earnings per share were $1.27 compared with $1.01 a year earlier.

"As was the case in the first half of the year, our international operations were largely responsible for our sales and earnings growth," said Peter Cherry, chairman and president. "Sales at these locations increased 20 percent, with the largest gains coming from automotive products where our penetration has increased compared with last year. Sales of keyboards were also higher as we continue to sell more of our Advanced Performance keyboards and our customers increased their inventories of standard keyboards. Our domestic operations had a more modest three percent increase in sales with gains in power management semiconductors being largely offset by lower sales to the automotive markets.

"As we look forward, we see indications that our international operations are in for a correction," Mr. Cherry said. "Although we normally experience a seasonal decline in sales between the third and fourth quarters, we expect it to be more pronounced this year as keyboard customers purchase fewer units while they work down their inventories. We also are seeing signs that the slower overall economic conditions that have been present in Europe for the last few quarters finally appear to be catching up with us. These factors, coupled with flat to slightly lower sales for our domestic operations are expected to result in a greater than normal seasonal decline in sales and earnings for the fourth quarter. Despite the anticipated fourth quarter results, the fiscal year should still be a sales and earnings record continuing our three year trend of improved results."
                                                                         More...

As announced earlier today, the Company's Dutch auction tender offer which was announced on November 17, 1998 and was due to expire at 5:00 P.M. (New York City
Time) on Monday, December 21, 1998, will be extended until 5:00 p.m. (New York City Time) on Wednesday, December 23, 1998.

The Cherry Corporation manufactures proprietary and custom electrical switches, sensors, electronic keyboards and controls, and semiconductors for the worldwide automotive, computer, and consumer and commercial markets. The company has eight wholly owned subsidiaries in the United States, Germany, England, France, Australia, Czech Republic, Mexico, and Hong Kong. Cherry also has 50-50 joint ventures in Japan, Hirose Cherry Precision Company Limited, and in India, TVS Cherry Private Limited, and a Japanese automotive sales and engineering office. Additional information is available on the company's website at http://www.cherrycorp.com.

Certain statements in this press release, including those regarding indications of slower economic conditions in Europe, a greater than normal seasonal decline in sales and earnings for the fourth quarter and improved year end results, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve certain risks and uncertainties that could significantly impact future results. A discussion of these risks and uncertainties is contained in the Company's Form 10-K for the year ended February 28, 1998, filed with the Securities and Exchange Commission.

                                                   Tables follow


THE CHERRY CORPORATION (NASDAQ CHERA & CHERB)
CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

                                        Three Months Ended November 30,          Nine Months Ended November 30,
                                        -------------------------------          ------------------------------
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

 (In thousands except share data)      1998            1997    % Change        1998           1997      % Change
---------------------------------  -------------  -------------- --------  -------------  -------------  ----------
Net Sales                            $   131,187   $   120,167        9.2  $   361,516   $   340,478      6.2
   Cost of Products Sold                  89,980        84,528        6.4      253,296       244,313      3.7
                                     -----------   -----------     ------  -----------   -----------     ----
Gross Profit                              41,207        35,639       15.6      108,220        96,165     12.5
   Operating Expenses                     27,813        25,350        9.7       81,158        74,612      8.8
                                     -----------   -----------     ------  -----------   -----------     ----
Operating Income                          13,394        10,289       30.2       27,062        21,553     25.6
   Other Income, Net                          42           296      (85.8)          14           823    (98.3)
                                     -----------   -----------     ------  -----------   -----------     ----
Earnings Before Interest and Taxes        13,436        10,585       26.9       27,076        22,376     21.0
   Interest Expense, Net                     638           714      (10.6)       2,013         2,244    (10.3)
                                     -----------   -----------     ------  -----------   -----------     ----
Earnings Before Income Taxes              12,798         9,871       29.7       25,063        20,132     24.5
Income Tax Provision                       4,608         3,652       26.2        9,023         7,449     21.1
                                     -----------   -----------     ------  -----------   -----------     ----
Net Earnings                         $     8,190         6,219       31.7  $    16,040   $    12,683     26.5
                                     ===========   ===========     ======  ===========   ===========     ====

EARNINGS PER SHARE
   Basic
                                     $       .66   $       .50       32.0  $      1.28   $      1.02     25.5
                                     -----------   -----------     ------    -----------   -----------   ----
  Diluted                            $       .65   $       .49       32.7  $      1.27   $      1.01     25.7
                                     -----------   -----------     ------    -----------   -----------   ----
Average Shares Outstanding
   Basic
                                      12,500,377    12,451,608        0.4   12,494,223    12,441,578      0.4
                                     -----------   -----------     ------  -----------   -----------     ----
   Diluted                            12,658,676    12,587,397        0.6   12,589,733    12,537,607      0.4
                                     -----------   -----------     ------  -----------   -----------     ----



                         CONDENSED CONSOLIDATED BALANCE SHEETS           NOV. 30,      Feb. 28,
                         (In thousands except share data)                 1998          1998            % Change
                         --------------------------------------------  ------------- --------------  --------------
                         ASSETS
                            Cash                                       $     15,218  $      9,659          57.6
                            Accounts Receivable                              66,447        63,332           4.9
                            Inventory                                        59,791        52,068          14.8
                            Other Current Assets                              9,155         9,547          (4.1)
                            Land, Buildings and Equipment, Net              178,858       162,961           9.8
                            Investment in Affiliates and Other Assets        13,244        12,766           3.7
                                                                       ------------- --------------  --------------
                         TOTAL ASSETS                                  $    342,713  $    310,333          10.4
                                                                       ============= ==============  ==============

                         LIABILITIES AND STOCKHOLDERS' EQUITY
                            Short-term Debt                            $     13,538  $     20,630         (34.4)
                            Current Maturities of Long-term Debt              2,377         1,780          33.5
                            Other Current Liabilities                        56,976        48,938          16.4
                            Long-term Debt                                   41,157        33,393          23.3
                            Deferred Taxes and Credits                       26,139        22,138          18.1
                                                                       ------------- --------------  --------------
                         TOTAL LIABILITIES                                  140,187       126,879          10.5
                         STOCKHOLDERS' EQUITY                               202,526       183,454          10.4
                                                                       ------------- --------------  --------------
                          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $    342,713  $    310,333          10.4
                                                                       ============= ==============  ==============

                         STOCKHOLDERS' EQUITY PER SHARE                $      16.20  $      14.71          10.1
                                                                       ============= ==============  ==============

                         ENDING SHARES OUTSTANDING                       12,501,227    12,475,615           0.2
                                                                       ============= ==============  ==============
